Demand Promissory Note

CDN $700,000.000

Vancouver, BC
May 15, 2008

FOR VALUE RECEIVED, the undersigned, Dejour Energy (Alberta) Ltd.("Dejour Alberta") Suite 690, 400 5th Ave S.W., Calgary, Alberta T2P 0L6 promises to pay Hodgkinson Equities Corporation.("HEC "), 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4 the principal sum of CDN $700,000, and at the Prime Rate of interest according to the Royal Bank of Canada.

In addition, Dejour Alberta will also pay a loan fee equal to 1% per month on balance outstanding.

The said principal, interest and loan fee shall be payable on demand after August 15, 2008, upon 10 days written notice by HEC to Dejour Alberta.

Until the said principle and interest owed under this Note are paid in full, this note shall be secured by the assets, equipment, fixtures, and inventory and accounts receivable owned by Dejour Alberta.

This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.

Borrower
Dejour Energy (Alberta) Ltd.
Charles Dove, President

Upon default by Dejour Alberta, payment of the principle and interest owing pursuant to this Demand Promissory Note shall be guaranteed and payable by Dejour Alberta's parent, Dejour Enterprises Ltd. of 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4.

Guarantor
Dejour Enterprises Ltd.
Mathew Wong
CFO

64-3-1

Total promissory notes to HEC = Σ = $1,950,000

64

P. 003/0

Demand Promissory Note

CDN $750,000.000

Vancouver, BC
Jun 9, 2008

FOR VALUE RECEIVED, the undersigned, Dejour Energy (Alberta) Ltd.("Dejour Alberta") Suite 690, 400 5th Ave S.W., Calgary, Alberta T2P 0L6 promises to pay Hodgkinson Equities Corporation.("HEC "), 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4 the principal sum of CDN $750,000, and at the Prime Rate of interest according to the Royal Bank of Canada.

In addition, Dejour Alberta will also pay a loan fee equal to 1% per month on balance outstanding.

The said principal, loan fee and interest shall be payable on demand after Sep 9, 2008, upon 10 days written notice by HEC to Dejour Alberta.

Until the said principle and interest owed under this Note are paid in full, this note shall be secured by the assets, equipment, fixtures, and inventory and accounts receivable owned by Dejour Alberta.

This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.

Borrower
Dejour Energy (Alberta) Ltd.
Charles Dove, President

Upon default by Dejour Alberta, payment of the principle and interest owing pursuant to this Demand Promissory Note shall be guaranteed and payable by Dejour Alberta's parent, Dejour Enterprises Ltd. of 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4.

Guarantor
Dejour Enterprises Ltd.
Mathew Wong
CFO

Demand Promissory Note

CDN $400,000.000

Vancouver, BC
July 23, 2008

FOR VALUE RECEIVED, the undersigned, Dejour Energy (Alberta) Ltd.("Dejour Alberta") Suite 690, 400 5th Ave S.W., Calgary, Alberta T2P 0L6 promises to pay Hodgkinson Equities Corporation.("HEC "), 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4 the principal sum of CDN $400,000, and at the Prime Rate of interest according to the Royal Bank of Canada.

In addition, Dejour Alberta will also pay a loan fee equal to 1% per month on balance outstanding.

The said principal, loan fee and interest shall be payable on demand after October 23, 2008, upon 10 days written notice by HEC to Dejour Alberta.

Until the said principle and interest owed under this Note are paid in full, this note shall be secured by the assets, equipment, fixtures, and inventory and accounts receivable owned by Dejour Alberta.

This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.

Borrower
Dejour Energy (Alberta) Ltd.
Charles Dove, President

Upon default by Dejour Alberta, payment of the principle and interest owing pursuant to this Demand Promissory Note shall be guaranteed and payable by Dejour Alberta's parent, Dejour Enterprises Ltd. of 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4.

Guarantor
Dejour Enterprises Ltd.
Mathew Wong
CFO

Demand Promissory Note

CDN $100,000.000

Vancouver, BC
July 31, 2008

FOR VALUE RECEIVED, the undersigned, Dejour Energy (Alberta) Ltd.("Dejour Alberta") Suite 690, 400 5th Ave S.W., Calgary, Alberta T2P 0L6 promises to pay Hodgkinson Equities Corporation.("HEC "), 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4 the principal sum of CDN $100,000, and at the Prime Rate of interest according to the Royal Bank of Canada.

In addition, Dejour Alberta will also pay a loan fee equal to 1% per month on balance outstanding.

The said principal, loan fee and interest shall be payable on demand after October 31, 2008, upon 10 days written notice by HEC to Dejour Alberta.

Until the said principle and interest owed under this Note are paid in full, this note shall be secured by the assets, equipment, fixtures, and inventory and accounts receivable owned by Dejour Alberta.

This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.

Borrower
Dejour Energy (Alberta) Ltd.
Charles Dove, President

Upon default by Dejour Alberta, payment of the principle and interest owing pursuant to this Demand Promissory Note shall be guaranteed and payable by Dejour Alberta's parent, Dejour Enterprises Ltd. of 1100 - 808 West Hastings Street, Vancouver, BC V6C 2X4.

Guarantor
Dejour Enterprises Ltd.
Mathew Wong
CFO